Exhibit 10.172
SHARE SALE AND PURCHASE
AGREEMENT

hereinafter referred to as the "Agreement", concluded on June 13, 2006 in ________ between:

- Małgorzata Maria Rogowicz-Angierman, a citizen of Poland, residing at ul. Turkusowa 13, 05-806 Komorow, Poland, hereinafter referred to as "Seller No. 1", and

- Jerzy Cieślak, a citizen of Poland, residing at ul. Wsplona 37, 05-806 Granica, Poland, hereinafter referred to as "Seller No. 2", and

- Piotr Marcin Nassius, a citizen of Poland, residing at ul. Polnej Rozy 2/4 m. 62, 02-798 Warszawa, Poland, hereinafter referred to as "Seller No. 3", and

- Przemysław Dariusz Tomaszewski, a citizen of Poland, residing at ul. Polna 1A, 05-500 Chyliczki, Poland, hereinafter referred to as "Seller No. 4", on one side, cumulatively referred to as the "Sellers" and any of one individually as a "Seller"

and

- Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria, represented by Dr Christian Gernert acting in the capacity of a managing director, on the other side hereinafter referred to as the "Purchaser"

WHEREAS

The Purchaser, subject to the occurrence of certain events, desires to purchase all the Shares No. 1 in G5 free of any claim and encumbrance, provided that G5 is the owner of Shares No. 2 in Casinos Poland, free of any claim and encumbrance at the time of the transfer of Shares No. 1 to the Purchaser.

WHEREAS

G5 is obliged to pay to the Polish Entities all the Receivables which stem from the Original Loan Agreements, and timely payment, by G5 of certain of the Receivables of certain of the Polish Entities is secured by the Pledge established over Shares No. 2 in Casinos Poland.

WHEREAS
The Purchaser desires G5 to pay, with the usage of finance to be obtained by G5 under the New Loan Agreement, to the Polish Entities, all the Receivables the Polish Entities have under the Original Loan Agreements, so that the Pledge expires and G5 is free of any liabilities of whatsoever nature.

NOW AND THERFORE, the parties agree as follows:

§ 1.
DEFINITIONS

In this Agreement:

"Business Day" means a day, other than a Saturday, or a Sunday, on which commercial banks are open for business in Warsaw, Poland;

"Casinos Poland" means Casinos Poland Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Wolność 3A, 01-018 Warsaw, Poland, registered in the National Court Register – Register of Entrepreneurs, under number KRS No. 16809;

"Confirmation No. 1" means a document to be issued by the Purchaser to any of the Sellers in written form to confirm the fact that the Purchaser has finished analyzing the legal and financial situation of G5 and Casinos Poland, and is willing to purchase Shares No. 1 hereunder; the contents of Confirmation No. 1 are appended hereto as Schedule No. 1 to this Agreement;

"Confirmation No. 2" means an original of a complete application bearing a competent court’s seal to confirm a proper filing of that application, to be signed and filed by the Sellers at their own expense, for the deletion of the Pledge from the Polish Register of Pledges, to be based on the fact of the repayment in full of the relevant of the Receivables solely by use of the finance to be extended to G5 under the New Loan Agreement, which Confirmation No. 2 is to be delivered to the Purchaser by any of the Sellers;

"Confirmation No. 3" means an original of a decision of a relevant Polish court, to be issued at the expense of the Sellers who are to ensure issuance of it, effecting the deletion of the Pledge from the Polish Register of Pledges to be delivered to the Purchaser by any of the Sellers;

"Confirmation No. 4" means a document to be issued by G5 and all the Sellers to the Purchaser in written form that has signatures certified by a notary, at the expense of the Sellers who are to ensure issuance of it, to confirm the fact that: (i) the conditions precedent for the entry of this Agreement into force set forth in the § 4 section 5 items 1 and 4 of the Agreement have been met and(ii) the Sellers received payment in full of all the dues, whatsoever, the Sellers, or any of them, had ever had from G5 before the date of the entry of this Agreement into force under § 4 section 5, below;;

"G5" means G5 Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Żelazana 82/84 no. 51, 00-894 Warsaw, registered in the National Court Register – Register of Entrepreneurs, under number KRS No. 90606;

"Information" means all information contained in this Agreement, including but not limited to the terms of the purchase of Shares No. 1, hereunder, and any information on the intent to conclude this Agreement;

"New Loan Agreement" means the loan agreement to be concluded between G5, as a borrower, and the Purchaser, as a lender, in order for G5 to be able to pay the Receivables of the Polish Entities stemming from the Original Loan Agreements; the contents of the New Loan Agreement are attached hereto as Schedule No. 4 to this Agreement;

"Original Loan Agreements" means, cumulatively, all the loan agreements between the Polish Entities and G5 under the provisions of which the Receivables of the Polish Entitles from G5 have arisen, the copies of all the Original Loan Agreements are appended hereto as Schedule No. 9;

"Party" means a party to this Agreement and "Parties" means all of them;

"Pledge" means the right of ordinary/registered pledge over 1/3 of all the shares in Casinos Poland that has been established in favour of certain of the Polish Entities by G5 to secure payment of certain of the Receivables;

"Polish Entities" means, cumulatively, all creditors entitled to the payment of the Receivables under the Original Loan Agreements;

"Purchase Price" means any of Purchase Price No. 1, Purchase Price No. 2, Purchase Price No. 3, or Purchase Price No. 4; and "Purchase Prices" means, collectively Purchase Price No. 1, Purchase Price No. 2, Purchase Price No. 3, and Purchase Price No. 4;

"Purchase Price No. 1" means the purchase price of EURO 730,000 which is to be paid to Seller No. 1, by the Purchaser¸ for Shareholding No. 1 of Shares No. 1 in accordance with § 5 below;

"Purchase Price No. 2" means the purchase price of EURO 730,000 which is to be paid to Seller No. 2, by the Purchaser for Shareholding No. 2 of Shares No. 1 in accordance with § 5 below;

"Purchase Price No. 3" means the purchase price of EURO 730,000 which is to be paid to Seller No. 3, by the Purchaser¸ for Shareholding No. 3 of Shares No. 1 in accordance with § 5 below;

"Purchase Price No. 4" means the purchase price of EURO 730,000 which is to be paid to Seller No. 4, by the Purchaser¸ for Shareholding No. 4 of Shares No. 1 in accordance with § 5 below;

"Receivables" means all receivables by the Polish Entities from G5 totalling PLN 15,000,000.00, for the repayment of the entire principal amounts of loans and payment of the entire interest accrued thereon, which stem from the Original Loan Agreements;

"Shareholding No. 1 of Shares No. 1" means those shares of Shares No. 1 that belong to Seller No. 1 comprising 20 said shares;

"Shareholding No. 2 of Shares No. 1" means those shares of Shares- No. 1 that belong to Seller No. 2 comprising 20 said shares;

"Shareholding No. 3 of Shares No.1" means those shares of Shares No. 1 that belong to Seller No. 3 comprising 20 said shares;

"Shareholding No. 4 of Shares No. 1" means those shares of Shares No. 1 that belong to Seller No. 4 comprising 20 said shares;

"Shares No. 1" – means 80 shares in the share capital of G5 of a nominal value of PLN 11,250 for each share, which comprise all the shares in the share capital of G5;

"Shares No. 2" - means 100 shares in the share capital of Casinos Poland of a nominal value of PLN 17,000, each share, which comprise 1/3 of all the shares in the share capital of Casinos Poland;

§ 2.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants that

1) the Purchaser has sufficient funds to fulfil the obligations it has under this Agreement, and at the same time

2) the Purchaser is registered in a country that is a Member State of the European Union and does not need a foreign exchange permit to fulfil the obligations it has hereunder.

§ 3.
REPRESENTATIONS, WARRANTIES, AND A COVENANT OF THE SELLERS

1. The Sellers represent and warrant that:

    1) they are lawful owners of Shares No. 1, whereas G5 is the lawful owner of Shares No. 2

    2) Shares No. 1 comprise the entirety of the shares issued by G5; whereas Shares No. 2 comprise 1/3 of all the shares issued by Casinos Poland;

    3) Shares No. 1 and Shares No. 2 legally exist and have been paid in full; enjoy all rights given thereto under the provisions of the Polish Commercial Companies’ Code; and are free of encumbrance, save for the Pledge which will expire at the date of the entry of this Agreement into force, at the latest;

    4) Shares No. 1 and Shares No. 2 are not subject to any dispute (including specifically litigation), and have not been seized in any enforcement proceedings, or by a temporary writ;

    5) G5 legally exists and is incorporated in accordance with Polish law;

    6) G5 has, up to the date of this Agreement, and - if relevant – will have , by the date of entry of this Agreement into force under § 4 section 5 below, properly fulfilled all: (i) acts of law that include timely payment of taxes and social security contributions under relevant legislations in force in Poland, and (ii) agreements, binding upon, or applying to, G5;

    7) all the assets of G5 are, and will remain such at the date of the entry of this Agreement into force under § 4 section 5 below, validly owned by G5 and free of any claims of third parties of whatsoever nature, the list of all the assets of G5 constitutes Schedule No. 5 to this Agreement;

    8) none of the assets of G5 have been encumbered, and will not have been encumbered at the date of the entry of this Agreement into force under § 4 section 5 below, with pledges, mortgages, or any other encumbrances of whatsoever nature, save for those disclosed in Schedule No. 6 of this Agreement;

    9) G5 is solvent and the financial statements of the company for the past 3 years reveal true, complete and accurate standing of G5; Schedule No. 7 to this Agreement comprises the copies of the entirety of the financial statements of G5 for the past 3 years, and auditors reports if those were necessary to be prepared under Polish law in force at a relevant time, certified as being true copies of the originals by all the Sellers;

    10) G5 is not, and will not be, to the date of the entry of this Agreement into force under § 4 section 5 below, a party to any litigation, or administrative procedures and proceedings of whatsoever nature, save for that that have been disclosed to the Purchaser; Schedule No. 8 of this Agreement contain a list of all such disclosed details;

    11) outstanding liabilities of G5 consist, exclusively, of the Receivables of the Polish Entities under the Original Loan Agreements;

    12) the conclusion, or the fulfilment, of this Agreement will not contravene any of the obligations which burden the Sellers in relation to Shares No. 1;

    13) a dividend from any of Shares No. 1 for the financial year 2005 has not yet been paid, has not become payable, by G5 to any of the Sellers, and after the date of this Agreement, up to the date of the entry of this Agreement into force under § 4 section 5 below, any dividend from any of Shares No. 1, including the dividend for the financial year 2005, will not be paid, or payable, to any of the Sellers;

    14) the Sellers have disclosed, or will have disclosed by the date of the entry of this Agreement into force under § 4 section 5 below, to the Purchaser, all the documents and information that can influence the perception of the legal and financial standing of G5 and Casinos Poland; the list of the documents disclosed to the Purchaser constitutes Schedule No. 9 of this Agreement;

    15) G5 will not without the prior written approval of the Purchaser consent, in any manner whatsoever, for so long as this Agreement has not entered into force under §4 section 5 below, to any of the shares in Casinos Poland being transferred by any of the shareholders of Casinos Poland to a third party;

    16) G5 will not breach, in any manner whatsoever, for so long as this Agreement has not entered into force under § 4 section 5 below, any of the provisions of the New Loan Agreement;

    17) Any of the Sellers is not, and will not be, at the date of the entry of this Agreement into force under § 4 section 5 below, a sole entrepreneur;

    18) None of the Sellers, as at the entry of this Agreement into force under § 4 section 5 below, will be bound by any contractual legal relationship between a Seller and G5, nor between a Seller and Casinos Poland except of the Sellers’ labour contracts;

    19) Receivables amount to PLN 15,000,000, can be paid anytime before each relevant maturity date they have, stem exclusively from the Original Loan Agreements, and can be effectively repaid into the bank accounts indicated in Schedule No. 3 of the New Loan Agreement;

    20) the Sellers have received payment in full of all the dues, whatsoever, the Sellers, or any of them, had ever had from G5 before the date of the entry of this Agreement into force under § 4 section 5, below, and

    21) Sellers are no longer members of the management board of G5 as at the day of the entry of this Agreement into force under § 4 section 5 below.

Unless expressly stated to the contrary above, each of the above representations and warranties of the Sellers is to remain true, correct, and accurate as of the date of the entry of this Agreement into force under § 4 section 5 below, and the Sellers are solely liable to ensure the aforementioned.

2. Sellers covenant to the Purchaser that within 7 Business Days of an adequate notice being served upon any of them by the Purchaser, all of the Sellers will ensure that all of the persons, or some of them, who have been indicated by G5 to the management board, or – as the case may be – the supervisory board of Casinos Poland, will resign from their respective posts and will duly inform of that fact Casinos Poland, which is to be evidenced by the delivery, within the said deadline, to the Purchaser, of the originals of the relevant resignations bearing signatures certified by a notary public together with originals of documents evidencing that the relevant resignations have been duly serviced upon Casinos Poland.

§ 4.
SALES AND PURCHASES OF SHARES NO. 1, CONDITIONS

1. Seller No. 1, hereby, sells Shareholding No. 1 of Shares No. 1, and rights attached thereto, to the Purchaser and the Purchaser, hereby, purchases Shareholding No. 1 of Shares No. 1, and rights attached thereto, from Seller No. 1 for Purchase Price No. 1.

2. Seller No. 2, hereby, sells Shareholding No. 2 of Shares No. 1, and rights attached thereto, to the Purchaser and the Purchaser, hereby, purchases Shareholding No. 2 of Shares No. 1, and rights attached thereto, from Seller No. 2 for Purchase Price No. 2.

3. Seller No. 3, hereby, sells Shareholding No. 3 of Shares No. 1, and rights attached thereto, to the Purchaser and the Purchaser, hereby, purchases Shareholding No. 3 of Shares No. 1, and rights attached thereto, from Seller No. 3 for Purchase Price No. 3.

4. Seller No. 4, hereby, sells Shareholding No. 4 of Shares No. 1, and rights attached thereto, to the Purchaser and the Purchaser, hereby, purchases Shareholding No. 4 of Shares No. 1, and rights attached thereto, from Seller No. 4 for Purchase Price No. 4.

5. The entry into force of this Agreement is conditional upon the Sellers, or – as applicable - the Purchaser, ensuring that all of the following conditions precedent have occurred within 90 days of the date of this Agreement:

    1) All the Receivables have been repaid by G5 to the Polish Entities, exclusively with the usage of the finance to be obtained by G5 on the basis of the New Loan Agreement;

    2) The originals of Confirmation No. 1, Confirmation No. 2, Confirmation No. 3 and Confirmation No. 4 have been delivered to any of the Sellers or, as applicable, the Purchaser; and

    3) The Purchaser has obtained all permits and clearances that under Polish law, or any other applicable laws, are required from competent authorities, including antimonopoly authorities, for completion of the transaction contemplated herein;

    4) all the Sellers have resigned from their respective posts in the bodies of G5 and delivered to the Purchaser originals of relevant documents of resignations bearing signatures that has been certified by a notary; and

    5) Payment of the part of the Purchase Price in the amount of EURO 370,000.00 to each of the Sellers as described in §5.1 below.

Should any of the above conditions precedent not be fulfilled within 90 days of the date of this Agreement, the Agreement will expire. The conditions precedent for the entry of this Agreement into force set forth in items 1, 2, 3, and 4 above are stipulated for the sole benefit of the Purchaser which can, any time, waive the fulfilment of any of them. If this Agreement expires because of the non-delivery of Confirmation No. 2 or Confirmation No. 4 to the Purchaser, none of the Sellers will be entitled to assert against the Purchaser any claim, whatsoever, relating to the expiry of this Agreement, and the Purchaser will be entitled to seek compensation for loss incurred as a result of such a situation (including loss of profits). For the avoidance of doubt, the Parties unanimously confirm that the date of this Agreement is to be understood for the interpretation of this clause as the date when the signature of the Parties given, hereunder, have been certified by a notary public.

6. The Sellers are jointly and severally, within the meaning of article 366 § 1 of the Polish Civil Code, obliged to sell all of Shares No. 1 to the Purchaser, hereunder and the Purchaser is obliged to buy all Shares No. 1. Therefore, among others, should any of the conditions precedent under this Agreement not be fulfilled, or any representations, or warranties of the Sellers contained in § 3 above, be breached, by some, but not all of the Sellers, the Purchaser, within its sole discretion, can deem such a condition precedent not to have been fulfilled at all, or such a representation, or warranty, to have been breached in such a way as to allow valid rescission of this Agreement under § 6, below. Should at any time a claim for reduction, or repayment¸ of any of the Purchase Prices arise on the part of the Purchaser, that claim is to be made good by all the Sellers jointly and severally.

§ 5.
PURCHASE PRICES

1. Purchase Prices of EURO 730.000, each one, for, as applicable, Shareholding No. 1 of Shares No. 1, Shareholding No. 3 of Shares No. 1, and Shareholding No. 4 of Shares No. 1, are to be paid by transfer of the relevant Purchase Price to the relevant of the Sellers by the Purchaser in the following mode: (i) EURO 370,000 of each of the Purchase Prices is to be paid by the Purchaser within 5 Business Days of the fulfilment, or waiver, of the conditions precedent set forth in § 4 section 5 item 1, 2, 3 and 4 above, and (ii) the remaining EURO 360,000 of each of the Purchase Prices is to be paid by the Purchaser no later than on 31st of December 2006, however, not earlier than 3 Business Days after the later of: (a) the fulfilment of the conditions precedent set forth in § 4 section 5 items 1, 2 and 4 if the fulfilment of those conditions precedent has been waived by the Purchaser in relation to the entry of this Agreement into force, and (b) the due fulfilment by the Sellers of the covenant set forth in § 3 section 2 above. Purchase Price of EURO 730.000 for Shareholding No. 2 of Shares No. 1 is to be paid by transfer to Seller No. 2 by the Purchaser within 5 Business Days of the fulfilment, or waiver, of the conditions precedent set forth in § 4 section 5 item 1, 2, 3 and 4 above. All the above conditions precedent for payment of the Purchase Prices, or any part of them, are stipulated for the sole benefit of the Purchaser which can, at any time, waive the fulfilment of any of those conditions precedent. The Purchaser does not bear any liability for non-fulfilment of any of the above conditions precedent.

2. At any time when any part of any of the Purchase Prices is outstanding, the Purchaser can set-off against that part of the Purchase Price any claim, of whatsoever nature, the Purchaser may have against the relevant Seller under this Agreement, or under provisions of law applying to the conclusion, existence, validity, fulfilment or termination of this Agreement that to include among others: (i) a claim for payment of compensation for breach of any of the representations and warranties made by the Sellers under § 3 above, (ii) a claim for reduction of a relevant Purchase Price for legal defects in any of Shares No. 1, or (iii) a claim for repayment of all the Purchase Prices in the situation of the rescission of this Agreement.

§ 6.
RIGHT TO RESCIND THE AGREEMENT

1. The Purchaser has the right to rescind this Agreement by giving written notification to be served upon any of the Sellers, before payment of the entirety of the Purchase Prices, if:

    1) any of the representations and warranties of the Sellers contained in § 3 above do not remain true, correct, and accurate, as of the date of the entry of this Agreement into force under § 4 section 5 above; or

    2) the Pledge has not been deleted from the Polish Register of Pledges.

 2. Any of the Sellers has the right to rescind this Agreement by giving written notification to be served upon the Purchaser, if the Purchaser is late with the payment of any part of the relevant Purchase Price more than 3 Business Days after receipt of written notice on a delay in payment of that Purchase Price from any of the Sellers.
§ 7.
OTHER OBLIGATIONS OF THE PARTIES

1. The Seller and the Purchaser:

    1) must not disclose to any third party any of the Information, and must keep the Information confidential; and
    2) must make every effort to prevent use, or disclosure, of the Information by third parties.

2. The Parties can disclose the Information to those of its employees and advisers for whom it is necessary, for the purpose of entering into this Agreement, and for the performance of the obligations, hereunder, provided that the Parties ensure that the employees and advisers keep the Information confidential.

3. Any public announcement, or disclosure, to be made is to be determined and made by the Parties acting jointly, except for announcements required by law to be made.
§ 8.
MANNER OF PAYMENTS

1. Unless expressly provided herein to the contrary, on each date on which any sum is due from any of the Parties to the other Party under this Agreement, the Party obliged to pay will make that sum available to the other Party without set off, by payment in EURO in immediately available, freely transferable, cleared funds to an account designated herein. All costs in connection with payment of any sum (including the costs of transfer of payments) are for the account of the Party obliged to pay and may, therefore, not be deducted from such sum.

2. Unless expressly provided herein to the contrary, all payments under this Agreement are to be made without withholding, or deducting, for or on account of any present, or future taxes, duties, assessments, or governmental charges of whatsoever nature ("Taxes") imposed, or levied by, or on behalf of, the Republic of Poland, or any political subdivision, or any authority thereof, or therein, unless the withholding, or deduction, of such Taxes is required by law, or regulation. In that event, the Party obliged to pay will pay to the other Party such additional amounts as may be necessary in order that the net amounts received by the Party entitled to receive payment after such withholding, or deduction, are equal to the amount which would have been receivable in the absence of such withholding, or deduction.

3. Any payment under this Agreement must be made into the following bank accounts, properly indicated to the Party obliged to pay by the Party entitled to receive payment.

§ 9.
DISPUTES, GOVERNING LAW, LEVIES

1. Any dispute arising out of, or in connection with, this Agreement, including any question regarding its existence, validity, or termination, is to be referred to and finally resolved by arbitration under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Austrian Federal Economic Chamber, which rules are deemed to be incorporated by reference into this clause. The number of arbitrators is to be three. The location of arbitration is to be Vienna, Austria. The language to be used in the arbitral proceedings is to be English. The governing law of the contract is to be the substantive law of Poland.

2. The Purchaser is to pay the levy payable on civil law transactions in the amount of 1% of the total of all the Purchase Prices.

3. The fee of the notary for certifying signatures under this Agreement is to be divided and paid equally by the Purchaser (50%) and the Sellers (50%).

§ 10.
LANGUAGE

1. This Agreement has been executed in 5 (five) counterparts, each counterpart containing a Polish and English version of the Agreement for each Party.

2. The English language version of the Agreement is to prevail over any discrepancy between the language versions.

§ 11.
SCHEDULES

The following Schedules constitute an integral part of this Agreement:

1) Schedule No. 1 - Contents of Confirmation No. 1;

2) Schedule No. 2 - Contents of Confirmation No. 4;

3) Schedule No. 3 – Copies of all Original Loan Agreements;

4) Schedule No. 4 - Contents of New Loan Agreement;

5) Schedule No. 5 - List of all the assets of G5;

6) Schedule No. 6 – List of encumbrances over the property of G5;

7) Schedule No. 7 – Copies of financial statements of G5 for past 3 financial years;

8) Schedule No. 8 – List of litigation and proceedings relating to G5;

9) Schedule No. 9 – List of documents disclosed to the Purchaser

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement, on the date first written above.

/s/ Christian Gernert                /s/ Piotr Marcin Nassius

/s/ Malgorzata Maria Rogowicz-Angierman    /s/ Przemyslaw Dariusz Tomaszewski

/s/ Jerzy Cieslak

Schedule No. 1 of Share Sale Agreement Dated _______

Contents of Confirmation No. 1
To:

- Małgorzata Maria Rogowicz-Angierman

- Jerzy Cieślak

- Piotr Marcin Nassius

- Przemysław Dariusz Tomaszewski

Dear Madam and Sirs,

I, the undersigned, acting in the name of Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria, in the capacity of managing director, further to the share sale and purchase agreement between you, as sellers, and Century Casinos Europe GmbH, as a purchaser, dated ___, hereby, confirm that Century Casinos Europe GmbH has finished analyzing the legal and financial situation, solely based on information provided by you, of: (i) G5 Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Żelazana 82/84 no. 51, 00-894 Warsaw, registered in the National Court Register – Register of Entrepreneurs, under number KRS No. 90606, and (ii) Casinos Poland Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Wolność 3A, 01-018 Warsaw, Poland, registered in the National Court Register – Register of Entrepreneurs, under number KRS No. 16809.

Based on the above, I inform that Century Casinos Europe GmbH is willing to purchase from you all of the shares in the share capital of G5 Sp. z o. o. under the share sale and purchase agreement referenced above, subject to the occurrence of certain events provided, therein.

_____, /s/ Christian Gernert
(date) (signature/s/)

For and on behalf of:
Century Casinos Europe GmbH

Schedule No. 2 of Share Sale Agreement Dated ______

Contents of Confirmation No. 4
To:

Century Casinos Europe GmbH

Dear Sirs,
We, the undersigned, acting in the name of: (i) G5 Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Żelazna 82/84 no. 51, 00-894 Warsaw, (ii) Małgorzata Maria Rogowicz-Angierman, a citizen of Poland, residing at ul. ___, ___, Poland, (iii) Jerzy Cieślak, a citizen of Poland, residing at ul. ___, ___, Poland, (iv) Piotr Marcin Nassius, a citizen of Poland, residing at ul. ___, ___, Poland, and (v) Przemysław Dariusz Tomaszewski, a citizen of Poland, residing at ul. ___, ___, Poland, further to the share sale and purchase agreement between Century Casinos Europe GmbH, as a purchaser, and the aforementioned natural persons, as sellers, dated ____ (the "Agreement"), hereby, confirm that: (a) the conditions precedent for the entry of the Agreement into force set forth in the § 4 section 5 items 1 and 4 of the Agreement have been met (b) the Sellers received payment in full of all the dues, whatsoever, the Sellers had ever had from G5 before the date of the entry of the Agreement into force under § 4 section 5, below.

Attachments:
    - originals of unconditional resignations from participations in the bodies of G5 bearing signatures confirmed by a notary public

_____, _______________ (date) (signature/s/ certified by a notary) For and on behalf of: G5 Sp. z o. o.	_____, /s/ Malgorzata M. Rogowicz-Angierman (date) (signature certified by a notary) Małgorzata Maria Rogowicz-Angierman
_____, /s/ Jerzy Cieślak (date) (signature certified by a notary) Jerzy Cieślak	_____, /s/ Piotr Marcin Nassius (date) (signature certified by a notary) Piotr Marcin Nassius
_____, /s/ Przemyslaw Dariusz Tomaszewski (date) (signature certified by a notary) Przemysław Dariusz Tomaszewski

Schedule No. 3 of Share Sale Agreement Dated _________

Copies of All Original Loan Agreements

Schedule No. 4 of Share Sale Agreement Dated ________

Contents of the New Loan Agreement

Schedule No. 5 of Share Sale Agreement Dated ________

List of all the assets of G5

Schedule No. 6 of Share Sale Agreement Dated ________

List of encumbrances over the property of G5

Schedule No. 7 of Share Sale Agreement Dated ________

Copies of financial statements of G5 for the past 3 financial years

Schedule No. 8 of Share Sale Agreement Dated ________

List of litigation and proceedings relating to G5

Schedule No. 9 of Share Sale Agreement Dated ________

List of documents disclosed to the Purchaser